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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15 (D) of the
                         Securities Exchange Act of 1934



Date of Report (Date of Earliest event reported): December 8, 1999
                                                 ------------------


                             ESCALADE, INCORPORATED
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             (Exact name of Registrant as specified in its charter)



           INDIANA                         0-6966               13-2739290
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(State of Other Jurisdiction             (Commission           (IRS Employer
     Of Incorporation)                   File Number)             I.D. No.)

       Registrant's telephone number, including area code: (812) 467-1200
                                                          ---------------

                                 NOT APPLICABLE
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          (Former name or former address, if changed since last report)



ITEM 2.       ACQUISITION OR DISPOSITION OF ASSETS

              On December 8, 1999 Escalade, Incorporated's ("Escalade") wholly-owned subsidiary, Indian Industries, Inc. ("Indian"), acquired substantially all of the assets of Zue Corporation ("Zue") for cash. Zue is a manufacturer of high quality basketball systems located in Noblesville, Indiana.

              Indian manufactures and sells a variety of sporting goods such as table tennis tables and accessories, archery equipment, home pool tables and accessories, combination bumper pool and card tables, game tables, basketball backboards, goals, poles and portables, darts, and dart cabinets and is located in Evansville, Indiana. The Zue product line will complement Indian's product line. Zue's manufacturing operations will be relocated to Evansville, Indiana.


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              The cost of the purchase was $7,969,672 and was financed by a term loan facility with Bank One Indiana, N.A.



                                   SIGNATURES

              Pursuant to the requirements of the Securities Act of 1934, Escalade, Incorporated has duly caused this report to be signed on its behalf in Evansville, Indiana by the undersigned hereunto duly authorized.

                                                 ESCALADE, INCORPORATED



                                                 BY: John R. Wilson
                                                     ------------------------
                                                     Vice President and
                                                     Chief Financial Officer

Date: December 22, 1999
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